Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-58329 and 333-89692) and Forms S-8 (No. 33-51234, 33-73300 and 333-09093) of BioLase Technology, Inc. of our report dated February 10, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Orange County, California
March 24, 2003